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                                                                       EXHIBIT 5


                          LUSE GORMAN POMERENK & SCHICK

                           A PROFESSIONAL CORPORATION

                                ATTORNEYS AT LAW

                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015

                            TELEPHONE (202) 274-2000
                            FACSIMILE (202) 362-2902
                                 WWW.LUSELAW.COM

writer's direct dial number                                      writer's e-mail
(202) 274-2000

June 10, 2005

The Board of Directors
Investors Bancorp, Inc.
101 JFK Parkway
Short Hills, New Jersey 07078

              RE:    INVESTORS BANCORP, INC.
                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

Ladies and Gentlemen:

       You have requested the opinion of this firm as to certain matters in connection with the offer and sale (the "Offering") of Investors Bancorp, Inc. (the "Company") Common Stock, par value $0.01 per share ("Common Stock"). We have reviewed the Company's Certificate of Incorporation, Registration Statement on Form S-1 (the "Form S-1"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

       We are of the opinion that upon the declaration of effectiveness of the Form S-1, the Common Stock, when sold pursuant to the Company's prospectus and Investors Bancorp, Inc. Stock Issuance Plan, will be legally issued, fully paid and non-assessable.

       This Opinion has been prepared in connection with the Form S-1. We hereby consent to our firm being referenced under the caption "Legal and Tax Matters," and for inclusion of this opinion as an exhibit to the Registration Statement on Form S-1.

                                            Very truly yours,

                                            /s/ LUSE GORMAN POMERENK & SCHICK
                                            ---------------------------------
                                            LUSE GORMAN POMERENK & SCHICK
                                            A PROFESSIONAL CORPORATION